As filed with the Securities and Exchange Commission on September 25, 2018.

File No. 001-38635

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Resideo Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-5318796
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1985 Douglas Drive North, Golden Valley, Minnesota 55422	07950
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(763) 954-5204

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Resideo Technologies, Inc.

Information Required in Registration Statement

Cross-Reference Sheet between the Information Statement and Items of Form 10

This Registration Statement on Form 10 incorporates by reference information contained in our Information Statement, which is Exhibit 99.1 to this Registration Statement on Form 10.

Item No.	Name of Item	Location in Information Statement
1.	Business	See “Information Statement Summary,” “Business,” “The Spin-Off,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Where You Can Find More Information”

1A.	Risk Factors	See “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”

2.	Financial Information	See “Capitalization,” “Selected Historical and Unaudited Pro Forma Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	See “Business—Properties”

4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

5.	Directors and Executive Officers	See “Management and Board of Directors”

6.	Executive Compensation	See “Management and Board of Directors” and “Compensation Discussion and Analysis”

7.	Certain Relationships and Related Transactions, and Director Independence	See “Risk Factors,” “Management and Board of Directors” and “Certain Relationships and Related Party Transactions”

8.	Legal Proceedings	See “Business—Legal Proceedings”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	See “The Spin-Off,” “Dividend Policy,” “Security Ownership of Certain Beneficial Owners and Management” and “Description of Our Capital Stock”

10.	Recent Sales of Unregistered Securities	See “Description of Our Capital Stock”

11.	Description of Registrant’s Securities to be Registered	See “Description of Our Capital Stock”

12.	Indemnification of Directors and Officers	See “Description of Our Capital Stock” and “Certain Relationships and Related Party Transactions—Agreements with Honeywell—Separation and Distribution Agreement”

13.	Financial Statements and Supplementary Data	See “Selected Historical and Unaudited Pro Forma Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Index To Combined Financial Statements” and the financial statements referenced therein

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

15.	Financial Statements and Exhibits

(a) Combined Financial Statements

See “Index To Combined Financial Statements,” “Unaudited Pro Forma Combined Financial Statements” and the financial statements referenced therein

(b) Exhibits

See the Exhibit Index of this Registration Statement on Form 10

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement between Honeywell International Inc. and the registrant*

2.2	Form of Transition Services Agreement between Honeywell International Inc. and Ademco Inc., a subsidiary of the registrant+*

2.3	Form of Tax Matters Agreement between Honeywell International Inc. and the registrant+*

2.4	Form of Employee Matters Agreement between Honeywell International Inc. and the registrant*

2.5	Form of Patent Cross-License Agreement between Honeywell International Inc. and the registrant*

2.6	Form of Trademark License Agreement between Honeywell International Inc. and the registrant+ *

2.7	Form of Indemnification and Reimbursement Agreement by and between Honeywell International Inc. and New HAPI Inc., a subsidiary of the registrant*

3.1	Form of Amended and Restated Certificate of Incorporation of the registrant+

3.2	Form of Amended and Restated By-Laws of the registrant+

10.01	Offer Letter of Michael G. Nefkens+

10.02	Offer Letter of Joseph D. Ragan III+

10.03	Form of Internal Hire Offer Letter+

10.04	Form of External Hire Offer Letter+

21.1	List of subsidiaries of the registrant

99.1	Preliminary Information Statement

+	Previously filed.
*

Certain schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and similar attachments upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused its Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

RESIDEO TECHNOLOGIES, INC.

By:	/s/ Jacqueline Katzel
Name: Jacqueline Katzel
Title: President

Dated: September 25, 2018